EXHIBIT 99.1

Louisiana Bancorp, Inc. Announces Earnings for the Second Quarter

METAIRIE, La., July 30, 2009 (GLOBE NEWSWIRE) -- Louisiana Bancorp, Inc. (the "Company") (Nasdaq:LABC), the holding company for Bank of New Orleans (the "Bank"), announced today that the Company's net income for the quarter ended June 30, 2009 was $562,000, or $.12 per share (basic and diluted), a decrease of $75,000 from the second quarter of 2008. The primary reason for the decrease in net income between these periods was a five basis point special assessment imposed by the FDIC on the total assets, less Tier 1 capital, on all insured depositories. This special assessment resulted in a $126,000 expense during the second quarter of 2009. For the six month period ended June 30, 2009, the Company reported net income of $1.3 million, or $.27 per share (basic and diluted), an increase of $44,000 from the six month period ended June 30, 2008. The increase in net income for the six month period ended June 30, 2009 compared to the six months ended June 30, 2008 was primarily due to increased levels of net interest income generated by increased levels of interest-earnings assets. The impact of the increase in net interest income was partially offset by higher levels of non-interest expense, which included the FDIC special assessment and increases in our salaries and benefits expense associated with the growth in our workforce.

Lawrence J. LeBon, III, Chairman, President and Chief Executive Officer of the Company and the Bank, stated: "Over the past several quarters, we have focused our efforts on redeveloping a balanced lending presence in our local market and have been fortunate to recruit talented individuals to contribute to those efforts. Through the first six months of this year, we are pleased to report that our net loan portfolio has grown by $24.1 million, primarily in single-family residential mortgage loans. The growth in our loan portfolio has been complemented by increases in our deposit base of $13.7 million, or 8.5%, during the first six months of 2009." LeBon continued, "These accomplishments are evidence of our commitment to providing excellent customer service to our community and fostering the recovery of our region. It is through these efforts, and prudent capital management, that we will build long-term shareholder value."

During the first six months of 2009, total assets decreased by $5.3 million to $322 million. Cash and cash equivalents were $11.0 million at June 30, 2009, an increase of $6.1 million from December 31, 2008. Total loans receivable increased by $24.1 million, or 21.7% during this six month period due to increased originations of residential mortgage loans. Loans secured by 1-4 family residential properties increased by $21.1 million to $72.6 million at June 30, 2009. Our aggregate securities portfolio decreased during this six month period by $36.0 million, due primarily to increased prepayments on our mortgage-backed securities portfolio, and maturities of callable agency notes.

Total deposits increased during the first six months of 2009 by $13.7 million to $174.3 million. This increase occurred primarily in certificates of deposit with maturities of one year or less. Total borrowings decreased during the period by $12.4 million to $64.2 million, primarily due to the repayment of short-term FHLB advances used to fund the purchase of mortgage backed securities during the fourth quarter of 2008.

During the six month period ended June 30, 2009, total shareholders' equity decreased by $6.1 million to $79.6 million. This decrease was primarily due to the Company's acquisition of its common shares pursuant to its publicly announced repurchase plans. During the first six months of 2009, the Company repurchased 621,032 shares at an aggregate cost of $7.8 million. In addition, 43,941 shares acquired pursuant to the Company's Recognition and Retention Plan Trust became vested and were released to participants during the first six months of 2009. The release of these shares decreased the balance of the associated contra equity account by $554,000 to $2.6 million at June 30, 2009. Net income of $1.3 million increased retained earnings to $36.4 million at June 30, 2009. Accumulated other comprehensive income was $1.2 million at June 30, 2009, a decrease of $175,000 from December 31, 2008.

Net interest income for the second quarter of 2009 was $2.6 million, an increase of $164,000 from the second quarter of 2008. Our average interest rate spread for the quarter ended June 30, 2009 was 2.61%, an increase of 13 basis points from the quarter ended June 30, 2008. Interest income increased by $290,000 in the second quarter of 2009 compared to the second quarter of 2008 due to an increase in the average balance of interest-earning assets of $30.1 million between the respective periods. The average yield of our interest-earnings assets for the second quarter of 2009 was 5.38%, a decrease of 16 basis points from the second quarter of 2008. This decrease was primarily due to a decline in market rates of interest between the periods. Interest income on loans increased by $312,000 and interest income on mortgage backed securities increased by $416,000 during the second quarter of 2009 compared to the second quarter of 2008. Interest income on investment securities decreased by $391,000 during the quarter ended June 30, 2009 compared to the second quarter of 2008, and interest income on other interest-earning deposits declined during the period by $47,000. For the six months ended June 30, 2009, net interest income was $5.3 million, an increase of $481,000 from the six month period ended June 30, 2008. During the six month period ended June 30, 2009, interest income increased by $749,000 compared to the six months ended June 30, 2008. During the first six months of 2009, the average balance on total interest-earning assets was $314.2 million, an increase of $37.5 million from the first six months of 2008. Our average interest rate spread for the first half of 2009 was 2.63%, an increase of 18 basis points from the first six months of 2008. Our net interest margin for the six month periods ended June 30, 2009 and June 30, 2008 was 3.37% and 3.48%, respectively.

Total interest expense was $1.6 million with an average cost of 2.77% for the quarter ended June 30, 2009 compared to $1.5 million at an average cost of 3.06% for the quarter ended June 30, 2008. Interest paid on deposits for the second quarter of 2009 was $942,000, a decrease of $49,000 from the second quarter of 2008. Interest expense on borrowings was $649,000 during the second quarter of 2009, an increase of $176,000 from the second quarter of 2008. Average total borrowings were $63.9 million, at an average cost of 4.06%, during the second quarter of 2009 compared to $48.4 million, at an average cost of 3.91%, during the second quarter of 2008. Total interest expense was $3.2 million for the six month period ended June 30, 2009, an increase of $268,000 from the six month period ended June 30, 2008. Average total interest-bearing liabilities were $230.0 million during the six months ended June 30, 2009, an increase of $44.4 million from the six month period ended June 30, 2008. The average rate paid on interest-bearing liabilities during the six month periods ended June 30, 2009 and June 30, 2008, was 2.77% and 3.14%, respectively.

The Bank recorded net recoveries on its allowance for loan losses of $4,000 during the second quarter of 2009, compared to net recoveries on its loan loss provisions of $10,000 for the same quarter of 2008. For the six months ended June 30, 2009, the Bank recorded loan loss provisions of $53,000 compared to net recoveries of $27,000 for the six months ended June 30, 2008. Our total allowance for loan losses at June 30, 2009 was $2.0 million, or 73.56% of our non-performing loans. Expressed as a percentage of total loans receivable, our allowance for loan losses was 1.42% at June 30, 2009, a decline of 30 basis points from December 31, 2008.

Our non-interest income for the second quarter of 2009 was $106,000 compared to $127,000 for the second quarter of 2008. Non-interest income for the six months ended June 30, 2009 and 2008 was $309,000 and $238,000, respectively. The $71,000 increase in non-interest income between the respective six month periods is primarily attributed to a $91,000 gain on the sale of available-for-sale securities during the first quarter of 2009.

Non-interest expense for the second quarter of 2009 was $1.9 million, an increase of $186,000 from the second quarter of 2008. Salaries and employee benefits expense increased by $86,000 in the second quarter of 2009 compared to the second quarter of 2008. This increase is due primarily to an increase in full-time equivalent employees from 57 at June 30, 2008, to 65 at June 30, 2009. Other non-interest expenses increased by $63,000 during the second quarter of 2009 compared to the second quarter of 2008. During the second quarter of 2009, the Bank recorded a $126,000 expense associated with a FDIC mandated special assessment charged to all insured financial institutions. This additional expense was partially offset by decreases in our advertising expenditures and in our estimated Louisiana bank shares taxes. Non-interest expense was $3.5 million for the six month period ended June 30, 2009, an increase of $306,000 from the six month period ended June 30, 2008. This increase was due primarily to a $274,000 increase in salaries and benefits expense, as well as the $126,000 FDIC special assessment. The increase in our salaries and benefits expense is attributed to the increase in our overall level of staffing and the implementation of our shareholder approved equity-based compensation plans. Our equity-based compensation plans were approved by our shareholders in February 2008, and therefore did not affect periods prior thereto.

Income tax expense for the second quarter of 2009 was $313,000 compared to $287,000 for the second quarter of 2008. For the six month periods ended June 30, 2009 and June 30, 2008, income tax expense was $715,000 and $593,000, respectively.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Louisiana Bancorp's Annual Report on Form 10-K for the year ended December 31, 2008, which is available from the SEC's website, www.sec.gov, or the Company's website, www.bankofneworleans.net, describes some of these factors, including market rates of interest, competition, risk elements in the loan portfolio, general economic conditions, the level of the allowance for losses on loans, geographic concentration of our business, risks of our growth strategy, dependence on our management team, regulation of our business, anticipated increases in deposit insurance premiums and actions by the U.S. government to stabilize the financial markets. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

             SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
            (Dollars in Thousands, except per share amounts)

                                     June 30,          December 31,
                                       2009                2008
                                   -----------------------------------
                                   (unaudited)
 Selected Financial and Other
 Data:
 Total assets                      $    322,191       $    327,449
 Cash and cash equivalents               11,031              4,974
 Investment securities:
  Available-for-sale                     21,641             25,932
  Held-to-maturity                        1,350              6,107
 Mortgage-backed securities:
  Available-for-sale                     43,724             54,159
  Held-to-maturity                      100,834            117,322
 Loans receivable, net                  135,339            111,236
 Deposits                               174,255            160,589
 FHLB advances and other
  borrowings                             64,216             76,660
 Shareholders' equity                    79,640             85,727

 ---------------------------------------------------------------------

                            Three Months Ended     Six Months Ended
                                  June 30,             June 30,
                            ------------------     ----------------
                              2009       2008       2009       2008
                          --------------------- ---------------------
                               (unaudited)           (unaudited)
 Selected Operating Data:

 Total interest income    $    4,208 $    3,918 $    8,484 $    7,735
 Total interest expense        1,591      1,465      3,182      2,914
                          --------------------- ---------------------
 Net interest income           2,617      2,453      5,302      4,821
 Provision (recovery) for
  loan losses                     (4)       (10)        53        (27)
                          --------------------- ---------------------
 Net interest income after
  provision for loan
  losses                       2,621      2,463      5,249      4,848
 Total non-interest income       106        127        309        238
 Total non-interest
  expense                      1,852      1,666      3,541      3,235
                          --------------------- ---------------------
 Income before income
  taxes                          875        924      2,017      1,851
 Income taxes                    313        287        715        593
                          --------------------- ---------------------
 Net income               $      562 $      637 $    1,302 $    1,258
                          ===================== =====================

 Earnings per share:
  Basic                   $     0.12 $     0.11 $     0.27 $     0.22
  Diluted                 $     0.12 $     0.11 $     0.27 $     0.22
 Weighted average shares
  oustanding
  Basic                    4,673,130  5,801,047  4,847,071  5,823,069
  Diluted                  4,753,505  5,835,082  4,905,882  5,839,635

                             Three Months Ended     Six Months Ended
                                   June 30,             June 30,
                             ------------------    ------------------
                              2009       2008       2009       2008
                             ------------------    ------------------

 Selected Operating Ratios(1):

 Average yield on interest-
  earning assets               5.38%      5.54%      5.40%      5.59%
 Average rate on interest-
  bearing liabilities          2.77%      3.06%      2.77%      3.14%
 Average interest rate
  spread(2)                    2.61%      2.48%      2.63%      2.45%
 Net interest margin(2)        3.34%      3.47%      3.37%      3.48%
 Average interest-earning
  assets to average interest
  -bearing liabilities       136.07%    147.82%    136.60%    149.08%
 Net interest income after
  provision for loan losses
  to non-interest expense    141.52%    147.84%    148.23%    149.86%
 Total non-interest expense
  to average assets            2.32%      2.30%      2.21%      2.28%
 Efficiency ratio(3)          68.01%     64.57%     63.11%     63.95%
 Return on average assets      0.70%      0.88%      0.81%      0.89%
 Return on average equity      2.80%      2.82%      3.17%      2.78%
 Average equity to average
  assets                      25.16%     31.20%     25.65%     31.89%

 ---------------------------------------------------------------------

                           At June 30,  At March 31,  At December 31,
 Asset Quality Ratios(4):     2009          2009           2008
                           -----------------------------------------
 Non-performing loans as a
  percent of total loans
  receivable (5) (6)          1.93%         2.12%          0.46%
 Non-performing assets as
  a percent of total
  assets(5)                   0.82%         0.79%          0.16%
 Allowance for loan losses
  as a percent of non-
  performing loans           73.56%        77.24%        375.38%
 Allowance for loan losses
  as a percent of total
  loans receivable (6)        1.42%         1.64%          1.72%
 Net charge-offs to
  average loans
  receivable (6)              0.00%         0.00%          0.00%

 Capital Ratios(4):
 Tier 1 leverage ratio       18.55%        18.93%         18.35%
 Tier 1 risk-based capital
  ratio                      45.46%        47.40%         47.99%
 Total risk-based capital
  ratio                      46.37%        48.66%         49.24%

 --------------------
 (1) All operating ratios are based on average monthly balances during the indicated periods and are annualized where
     appropriate.

 (2) Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

 (3) The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-
     interest income.

 (4) Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.
     Capital ratios are for the Bank, only.

 (5) Non-performing assets consist of non-performing loans and real estate owned.  Non-performing loans consist of all non-accruing loans and accruing loans 90 days or more past due.

 (6) Loans receivable are presented before the allowance for loan losses but include deferred costs/fees.

                              Three months Ended June 30,
                   --------------------------------------------------
                              2009                     2008
                   --------------------------------------------------
                                    Average                  Average
                    Average          Yield/  Average          Yield/
                    Balance Interest  Rate   Balance Interest  Rate
                   -------- --------  ----  -------- --------  ----

 Interest- Earning
  Assets:
  Total Interest-
   Earning Assets   313,033    4,208  5.38%  282,923    3,918  5.54%
                   -------- --------  ----  -------- --------  ----
 Non-Interest
  Earning Assets      5,932                    6,596
                   --------                 --------
  Total Assets     $318,965                 $289,519
                   ========                 =========

 Interest-Bearing
  Liabilities:
  Total Interest-
   Bearing
   Liabilities      230,053    1,591  2.77%  191,401    1,465  3.06%
                   -------- --------  ----  -------- --------  ----
 Non-Interest
  Bearing
  Liabilities         8,671                    7,796
                   --------                 --------
  Total
   Liabilities      238,724                  199,197

 Total Equity        80,241                   90,322
                   --------                 --------
  Total Liabilities
   and Stockholders'
   Equity          $318,965                 $289,519
                   ========                 ========
 Net Interest-
  Earning Assets   $ 82,980                 $ 91,522
                   ========                 ========
 Net Interest
  Income; Average
  Interest Rate
  Spread                    $  2,617  2.61%         $   2,453  2.48%
                            ========  ----          =========  ----
 Net Interest
  Margin (2)                          3.34%                    3.47%
                                      ====                     ====
 Average Interest-
  Earning Assets
  to Average
  Interest-Bearing
  Liabilities                       136.07%                  147.82%
                                    ======                   ======
                   --------------------------------------------------

                                Six months Ended June 30,
                   --------------------------------------------------
                              2009                     2008
                   --------------------------------------------------
                                    Average                  Average
                    Average          Yield/  Average          Yield/
                    Balance Interest  Rate   Balance Interest  Rate
                   -------- --------  ----  -------- --------  ----

 Interest- Earning
  Assets:
  Total Interest-
   Earning Assets   314,244    8,484   5.40% 276,786    7,735  5.59%
                   -------- --------   ---- -------- --------  ----
 Non-Interest
  Earning Assets      6,336                    6,559
                   --------                 --------
  Total Assets     $320,580                 $283,345
                   ========                 ========

 Interest-Bearing
  Liabilities:

  Total Interest-
   Bearing
   Liabilities      230,048    3,182   2.77% 185,659    2,914  3.14%
                   -------- --------   ---- -------- --------  ----
 Non-Interest
  Bearing
  Liabilities         8,299                    7,325
                   --------                 --------
  Total
   Liabilities      238,347                  192,984

 Total Equity        82,233                   90,361
                   --------                 --------

  Total Liabilities
   and Stockholders'
   Equity          $320,580                 $283,345
                   ========                 ========

 Net Interest-
  Earning Assets   $ 84,196                 $ 91,127
                   ========                 ========

 Net Interest
  Income; Average
  Interest Rate
  Spread                    $  5,302   2.63%         $  4,821  2.45%
                            ========   ----          ========  ----

 Net Interest Margin (2)               3.37%                   3.48%
                                       ====                    ====

 Average Interest-
  Earning Assets
  to Average
  Interest-Bearing
  Liabilities                        136.60%                 149.08%
                                     ======                  ======

                   --------------------------------------------------

 Loans are gross of ALLL
                                  6/30/2009  3/31/2009  12/31/2008
                                  ---------  ---------  ----------

 Nonperforming Assets:
  Non-Accruing Loans
   One-to-Four Family Residential     1,099      1,104          52
   Multi-Family Residential,
    Commercial Real Estate
    and Land                            950        950           0
   Consumer and Other                   599        547         468
                                  ---------  ---------   ---------
    Total Non-Accruing Loans          2,648      2,601         520
                                  ---------  ---------   ---------

  Accruing Loans 90 Days or More
   Past Due:
   One-to-Four Family Residential         0                      0
   Multi-Family Residential,
    Commercial Real Estate
     and Land                             0          0           0
   Consumer and Other                     0          0           0
                                  ---------  ---------   ---------
    Total Accruing Loans 90 Days
     or More Past Due                     0          0           0
                                  ---------  ---------   ---------

                                  ---------  ---------   ---------
    Total Nonperforming Loans(1)      2,648      2,601         520
                                  ---------  ---------   ---------

  Real Estate Owned, Net (2)              0          0           0
                                  ---------  ---------   ---------

    Total Nonperforming Assets        2,648      2,601         520
                                  =========  =========   =========

 Troubled Debt Restructurings             0          0           0
                                  =========  =========   =========

 Total Nonperforming Loans
  as a Percent of Total Loans          1.93%      2.12%       0.46%

 Total Nonperforming Loans
  as a Percent of Total Assets         0.82%      0.79%       0.16%

 Total Nonperforming Assets and
  Troubled Debt Restructurings
  as a Percent of Total Assets         0.82%      0.79%       0.16%

                                  6/30/2009  3/31/2009  12/31/2008
                                  ---------  ---------  ----------
   Total loans less deferred fees   137,344    122,650     113,188

                                   6/30/2009   3/31/2009  12/31/2008
                                   ---------   ---------  ----------
                                  (Dollars in
                                   Thousands)
                                  ------------------------------------
 Total Loans Outstanding (less
  deferred fees)                  $  137,344  $  122,650  $  113,188
                                  ==========  ==========  ==========

 Avg. Loans Outstanding during
  period (less deferred fees)     $  123,463  $  117,000  $  105,555
                                  ==========  ==========  ==========
 Allowance for Loan Losses
 -------------------------
  Beginning Balance               $    1,952  $    1,952  $    1,999
  Provision (Credit) for Loan
   Losses                                 (4)         57         (43)
  Charge-Offs:
   One-to-Four Family Residential         --          --           4
   Multi-Family Residential,
    Commercial Real Estate
     and Land                             --          --          --
   Consumer and Other                     --          --          --
                                  ----------  ----------  ----------
    Total Charge-Offs                     --          --           4
                                  ----------  ----------  ----------

  Recoveries of Loans Previously
   Charged-Off                            --          --          --
                                  ----------  ----------  ----------

  Ending Balance                  $    1,948  $    2,009  $    1,952
                                  ==========  ==========  ==========

 Allowance for Loan Losses as a
  Percent of Nonperforming Loans       73.56%      77.24%     375.38%

 Allowance for Loan Losses as a
  Percent of Total Loans                1.42%       1.64%       1.72%

 Ratio of Net Charge-Offs During         qtr         qtr         qtr
  the Period to Average Loans
  Outstanding During the Period         0.00%       0.00%       0.00%

                                  ------------------------------------

CONTACT:  Louisiana Bancorp, Inc.
          Lawrence J. LeBon, III, Chairman, President & Chief
           Executive Officer
          John LeBlanc, SVP & Chief Financial Officer
          (504) 834-1190